MOORE & ASSOCIATES, CHARTERED<?xml:namespace prefix = o ns = "urn:schemas-microsoft-com:office:office" />
      ACCOUNTANTS AND ADVISORS

                    PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Amendment No. 1 to Form S-1 of Nasus Consulting, Inc., of our report dated March 6, 2008 on our audit of the financial statements of Nasus Consulting, Inc. as of December 31, 2007 and December 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2007 and December 31, 2006, and the reviewed financial statements of Nasus Consulting, inc. as of March 31, 2008 and the related statements of operations, and cash flows for the three months ended March 31, 2008 and March 31, 2007, and the reference to us under the caption “Experts.”

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

<?xml:namespace prefix = st1 ns = "urn:schemas-microsoft-com:office:smarttags" />Las Vegas, Nevada

June 10, 2008